Exhibit 99.1

Synthesis Energy Systems, Inc. Reports Fiscal 2015 First Quarter Financial Results and Provides Business Update

Company Reports $4.2 Million Revenue for the Quarter Versus $0.0 Million for the Prior Year Same Quarter

HOUSTON, November 13, 2014 -- Synthesis Energy Systems, Inc. (SES) (NASDAQ: SYMX) today reported financial and operating results for its fiscal 2015 first quarter, ended September 30, 2014.

“During our fiscal 2015 first quarter we focused on performance from our operating assets in China and advancing our strategic business verticals where we are building a global pipeline of prospective projects. Working in tandem with our collaborators – Midrex Technologies, GE Packaged Power, and Zhangjiagang Chemical Machinery – these projects span multiple market verticals and target regions,” said Robert W. Rigdon, SES President and CEO. “At our Zao Zhuang plant, we have focused on actions that would allow us to achieve lower production costs through steps we have underway to establish additional COG supply and by initiating potential new local partnering efforts to further lower our cost inputs.”

“The ZZ plant, which recently completed one year with SES in operational control of the MeOH facility, generated $4.2 million in revenue for the fiscal first quarter,” continued Rigdon. “At our Yima JV, we are encouraged by the new operational leadership directed by the parent company, Henan Coal and Chemical Industry Group, which recently returned the plant to service producing methanol. We will monitor the Yima JV plant closely to prepare the scope for remaining work items required to take the plant to operational status.

“While global market conditions, including China’s manufacturing and export sectors, have produced lower commodity pricing including steel and methanol, and slowed some project development efforts, we believe that global opportunities for our advanced clean energy gasification technology abound. Our prospective project pipeline is healthy and we are working both technical and feasibility project proposals now, which we believe will position us well for orders as economic conditions improve and allow for growth over the long term,” said Rigdon. “Additionally, we are moving forward on the process design package stage for the first power projects, with K-Electric in Karachi, Pakistan and we’re making progress in China with TSEC and Midrex Technologies to position our industry-leading DRI steel combined-technology product offering for future projects. Also, we are pleased to see an improved business climate and new movement on both technical and feasibility study proposals in India, with our regional collaborator, Simon India, following the presidential elections held earlier this year.

“The response to our new XL3000 higher pressure gasification system, which launched at the annual Gasification Technology Conference in D.C. last month, has been very positive. The XL3000 product offering provides higher syngas capacity and delivery pressure with lower specific capital costs, while maintaining SES’ proven capability of high carbon to syngas conversion ratios with high syngas generation efficiency on both high and low quality coals. The XL3000 system design is expected to be deployed in our distributed power product and in most prospective projects currently in the SES pipeline. Together with TSEC we are targeting brownfield projects in China which could move quickly to install and operate this higher pressure 40 bar gasification system,” Rigdon concluded.

Recent Corporate Highlights

•	Distributed Power Business: SES and its power collaborators, GE Packaged Power, ISTROENERGO GROUP (IEG) and TUTEN, are progressing development and design of a turnkey 160 MW power plant offering using SES Gasification Technology and GE turbines for K-Electric, a large electric utility, in Karachi, Pakistan. The project team has completed the feasibility study which shows favorable results, and has submitted an indicative proposal to K-Electric for the lump-sum turnkey offering for the plant. SES and GE are working jointly on additional proposals and opportunities in this sector, which the company believes can deliver significant growth in developing and industrializing regions around the world.

•	Direct Reduced Iron (DRI) Business: SES and Midrex Technologies, a division of Kobe Steel, are identifying and are working towards bringing in the first projects for cleaner energy DRI steel projects in China. The product offering combines advanced SES Gasification Technology with the industry-leading MIDREX® Direct Reduction Process to utilize low-quality coals, versus natural gas, to convert iron ore into high-purity DRI. China is the largest producer of steel in the world, and currently has no DRI-based plants but the government has stated its objective to move away from high polluting and inefficient blast furnaces to new, cleaner technologies for the fabrication of iron product for steel manufacturing.

•	China Joint Venture: SES’s China joint venture with Zhangjiagang Chemical Machinery (ZCM): Jiangsu Tianwo-SES Clean Energy Technologies (TSEC) is actively pursuing securing it first orders for clean coal gasification plants in China for industries including industrial fuel gas, chemicals and SNG. Additionally, TSEC is assisting SES and Midrex with the marketing of their joint DRI steel product offering.

•	Plant Operations:

Zao Zhuang Joint Venture Methanol Plant (ZZ) or Zao Zhuang New Gas Company Joint Venture (ZZ) – This past quarter, the ZZ facility in Shandong Province, China, produced 11,500 tonnes of methanol while generating approximately $4.2 million in revenues from the sale of 12,849 tonnes of methanol. To drive down unit production costs, earlier this year SES contractually secured 30% to 40% additional COG feedstock supply from Shandong Shenghuo Xulong Coal Chemical Company (Red Leaf), which is expected to commence coke oven gas flows once the final piping connections and testing and cleaning of the pipeline between ZZ and Red Leaf have been completed. Under the terms of the ten-year agreement signed in April 2014, Red Leaf will supply a contracted minimum of 4,000 Normal Cubic Meters (NCM) per hour of the new COG feedstock, with a normal target amount of 5,500 NCM/hr, via an eight-kilometer-long pipeline system specifically under contract to transport the COG to ZZ from a coking coal manufacturing plant. The blended gas used for methanol production is derived from the new COG supply, blended with existing COG feedstock from Xuecheng Energy and syngas from the two SES gasifiers at the facility. SES owns 97.6% of the ZZ JV.

Yima Joint Venture Methanol Plant (Yima) – Yima operations management, under direct control of its parent company, Henan Coal and Chemical Industry Group, was recently returned to service producing methanol and will be monitored closely by the Yima JV and SES in order to prepare the scope for remaining work items required to take the plant to full load and operational status. Henan Coal is expected to initiate a short-term outage next year to complete the final remaining scope of work items and then place the plant in continual full load operation. SES owns 25% of the Yima JV.

•	Corporate News:

SES announced a product line extension, with its latest state-of-the-art XL3000 advanced fluidized bed gasification system, at the 2014 Gasification Technologies Conference in October. SES’ XL3000 product offering features approximately 250% higher syngas capacity than previous SES designs with delivery pressures up to 55 bar pressure, driving lower specific capital costs per unit, while maintaining SES’ proven capability of high carbon to syngas conversion ratios with high syngas generation efficiency on both high and low quality coals.

SES President and CEO, Robert W. Rigdon, was a featured speaker and panelist at the global industry-leading 2014 Gasification Technologies Conference in Washington, DC. Mr. Rigdon presented his views on the current and future state of the gasification industry, and the global opportunity for gasification technologies to meet the energy demands of the developing and newly industrializing regions of the world. Mr. Rigdon gave an overview of SES’ approach to lead in global opportunity with unique technology capability for cleanly and economically opening up vast low cost coal resources for future clean energy and chemical projects.

SES completed the refinancing of a 20 million RMB (U.S. $3.3 million) working capital loan and secured an additional 10 million RMB line of credit at ZZ in October.

SES strengthened the company’s operational capabilities in August. Charles Costenbader was moved from CFO to Chief Operating Officer, and Roger L. Ondreko was moved from Chief Accounting Officer to Chief Financial Officer. Both Messrs. Costenbader and Ondreko report to Mr. Rigdon.

SES appointed Charles M. Brown to its Board of Directors in July, bringing the total number of board members to eight, seven of whom are independent. Mr. Brown has led 20 different operating businesses and more than two dozen factories around the world in a wide variety of industrial and consumer product categories. He most recently served as President, CEO and a board member of Flow International Corporation, from 2007 until its sale in 2014.

Fiscal First Quarter 2015 Financial Results (Unaudited)

The Company reported $4.2 million of revenue for the three months ended September 30, 2014, versus no revenue for the three months ended September 30, 2013. The Company's ZZ JV generated $4.2 million of revenue from sales of 12,849 tonnes of methanol.

The Company's operating loss for the first quarter of fiscal 2015 increased to $4.5 million versus an operating loss of $4.1 million for the first quarter of fiscal 2014. The increase in operating loss from this current quarter to last year's quarter was associated with a continued low methanol pricing environment, partially offset by a reduction in general and administrative expenses and a reduction in stock-based compensation expenses.

The net loss attributable to stockholders for the first quarter of fiscal 2015 was $4.5 million, or $0.06 per share, versus a loss of $4.2 million, or $0.07 per share, for the prior year's first quarter.

As of September 30, 2014, the Company had cash and cash equivalents of $14.4 million and working capital of $7.8 million.

Conference Call Information

SES’s President and CEO, Robert W. Rigdon, CFO and Corporate Secretary, Roger L. Ondreko, and COO, Charles Costenbader, will hold a conference call to review the Company’s financial results and provide an update on corporate developments beginning at 4:15 p.m. EST on November 13.

To access the live webcast, please log on to www.synthesisenergy.com. Alternatively, interested parties may participate in the SES telephone conference call by phoning (866) 652-5200 (U.S) or (412) 317-6060 (Int’l). Callers should request the “Synthesis Energy Systems, Inc. call.” Interested parties can pre-register for the call at: http://dpregister.com/10056004.

An archived version of the SES conference call webcast will be available on the company's website through December 14, 2014. A telephone replay of the call will be available beginning approximately one hour after its completion and will be available through December 14, 2014. Interested parties can access the telephonic replay by phoning (877) 344-7529 (U.S.) or (412) 317-0088 (Int’l). The PIN access code for both the live call and replay is: 10056004.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal and biomass through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our ZZ joint venture to effectively operate XE's methanol plant and produce methanol; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the ZCM joint venture in the joint venture territory; our ability to develop the SES power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group

Investor Relations:
David Castaneda

Arsen Mugurdumov

414.351.9758

IR@synthesisenergy.com

Media Relations:
Susan Roush

747.222.7012

PR@synthesisenergy.com

TABLES FOLLOW

SYNTHESIS ENERGY SYSTEMS, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	September 30,
	2014	2013
Revenue:
Product sales and other — related parties	$4,214	$—
Total revenue	4,214	—

Costs and Expenses:
Costs of sales and plant operating expenses	5,781	97
General and administrative expenses	2,069	2,423
Stock-based compensation expense	285	1,046
Depreciation and amortization	573	565

Total costs and expenses	8,708	4,131

Operating loss	(4,494)	(4,131)

Non-operating (income) expense:
Equity in losses of joint ventures	—	1
Foreign currency (gain) loss	9	(12)
Interest income	(10)	(5)
Interest expense	64	69

Net loss	(4,557)	(4,184)
Less: net loss attributable to noncontrolling interests	41	22
Net loss attributable to stockholders	$(4,516)	$(4,162)

Net loss per share:
Basic and diluted	$(0.06)	$(0.07)

Weighted average common shares outstanding:
Basic and diluted	73,197	63,671

SYNTHESIS ENERGY SYSTEMS, INC.

Consolidated Balance Sheets

(In thousands)

	September 30, 2014	June 30, 2014
ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$14,417	$19,407
Accounts receivable-related party	676	676
Prepaid expenses and other currents assets	888	873
Inventory	421	865
Total current assets	16,402	21,821
Property, plant and equipment, net	31,126	31,499
Intangible assets, net	1,019	1,049
Investment in joint ventures	34,856	34,856
Other long-term assets	2,273	2,481
Total assets	$85,676	$91,706

LIABILITIES AND EQUITY

Current liabilities:
Accrued expenses and accounts payable	$8,605	$7,167
Short-term bank loan	—	3,251
Total current liabilities	8,605	10,418
Total liabilities	8,605	10,418

Equity:
Stockholders’ Common stock, $0.01 par value: 200,000 shares authorized: 73,224 and 73,107 shares issued and outstanding, respectively	732	731
Additional paid-in capital	241,464	241,125
Deficit accumulated during development stage	(170,500)	(165,984)
Accumulated other comprehensive income	6,062	6,062
Total stockholders’ equity	77,758	81,934
Noncontrolling interests in subsidiaries	(687)	(646)
Total equity	77,071	81,288
Total liabilities and equity	$85,676	$91,706